Exhibit 99.2

Third Quarter 2025 NASDAQ: FRST

This presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward - looking statements” within the meaning of, and subject to the protections of, Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements other than statements of historical fact are forward - looking statements . Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general . These forward - looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including the preliminary estimated financial and operating information presented herein, which is subject to adjustment ; our outlook and long - term goals for future growth and new offerings and services ; our expectations regarding net interest margin ; expectations on our growth strategy, expense management, capital management and future profitability ; expectations on credit quality and performance ; and the assumptions underlying our expectations . Prospective investors are cautioned that any such forward - looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward - looking statements . Forward - looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties . Actual results may differ materially from those contemplated by such forward - looking statements . Factors that might cause such differences include, but are not limited to : instability in global economic conditions and geopolitical matters ; the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas ; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions ; the impact of tariffs, trade policies, and trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U . S . exports, disruptions to supply chains, and decreased demand for other banking products and services) ; the Company’s ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial Division, digital banking platform, V 1 BE fulfillment service, Mortgage Warehouse division and Primis Mortgage Company ; the risks associated with the Life Premium Finance sale, including failure to achieve the expected impact to our operating results ; competitive pressures among financial institutions increasing significantly ; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices ; changes in management’s plans for the future ; credit risk associated with our lending activities ; changes in accounting principles, policies, or guidelines ; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions ; potential impacts of adverse developments in the banking industry highlighted by high - profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto ; potential increases in the provision for credit losses ; our ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties ; fraud or misconduct by internal or external actors, which we may not be able to prevent, detect or mitigate ; acts of God or of war or other conflicts, acts of terrorism, pandemics or other catastrophic events that may affect general economic conditions ; action or inaction by the federal government, including as a result of any prolonged government shutdown ; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services . Forward - looking statements speak only as of the date on which such statements are made. These forward - looking statements are bas ed upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, inclu din g, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10 - K for the year ended Decem ber 31, 2024, under the captions “Cautionary Note Regarding Forward - Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10 - Q and Current Report s on Form 8 - K. The Company undertakes no obligation to update any forward - looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward - looking statements. 2

Statements included in this presentation include non - GAAP financial measures and should be read along with the accompanying tables . Primis uses non - GAAP financial measures to analyze its performance . The measures entitled net income adjusted for nonrecurring income and expenses ; pre - tax pre - provision operating earnings ; operating return on average assets ; pre - tax pre - provision operating return on average assets ; operating return on average equity ; operating return on average tangible equity ; operating efficiency ratio ; operating earnings per share – basic ; operating earnings per share – diluted ; tangible book value per share ; tangible common equity ; tangible common equity to tangible assets ; and core net interest margin are not measures recognized under GAAP and therefore are considered non - GAAP financial measures . We use the term “operating” to describe a financial measure that excludes income or expense considered to be non - recurring in nature . Items identified as non - operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward - looking trends in our business . A reconciliation of these non - GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non - GAAP Items table . Management believes that these non - GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers . Non - GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis’ performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis . Non - GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names . Non - GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a su bstitute for analysis of the results or financial condition as reported under GAAP. 3

4 Pricing as of October 20, 2025. Financial data as of or for the three months ended September 30, 2025. (1) See reconciliation of Non - GAAP financial measures beginning on slide 19. (2) Mean analyst estimates per Bloomberg. Valuation Market Capitalization ($MM): Price / Book Value per Share Price / Tangible Book Value (1) : Price / 2025 Estimated EPS (2) : Price / 2026 Estimated EPS (2) : Corp. Headquarters: Bank Headquarters: Branches: Ticker (NASDAQ): Company Overview Key Metrics Total Assets: Total Loans HFI: Total Deposits: TCE / TA (1) : ROAA: ROATCE: Net Interest Margin: Cost of Core Bank Deposits: $242 0.63x 0.84x 9.72x 6.42x $3.95B $3.20B $3.34B 7.48% 0.70% 9.45% 3.18% 1.73% McLean, VA Glen Allen, VA 24 FRST

5 Dollars in millions except per share. (1) See reconciliation of Non - GAAP financial measures beginning on slide 19. YoY QoQ Q3'24 Q2'25 Q3'25 Financial Highlights (1) 456% 180% $1.2 $2.4 $6.8 Net Income 464% 180% $0.05 $0.10 $0.28 Diluted EPS 1% 2% $11.59 $11.48 $11.71 Tangible Book Value per Share 16% 3% $421 $478 $490 NIB Deposits 58 bps 44 bps 0.12% 0.26% 0.70% Return on Average Assets 582 bps 456 bps 1.31% 2.57% 7.13% Return on Avg. Common Equity 771 bps 604 bps 1.75% 3.41% 9.45% Return on Avg. Tang. Common Equity 35 bps 3 bps 2.80% 3.12% 3.15% Core Net Interest Margin (41) bps 30 bps 6.31% 5.60% 5.90% Loan Yield (58) bps (6) bps 3.04% 2.52% 2.46% Cost of Deposits (63) bps (5) bps 3.25% 2.67% 2.62% Cost of Funds • Margin continues to move higher due to: • Rebuilding and repricing of earning assets • Favorable deposit pricing • Increasing NIB deposits • Material operating leverage in Q3 and expected to continue • All facets of the bank are adding to results in Q3: • Core Bank ROA of 1.28% • Mortgage warehouse up 77% from Q2 with ROA > 3% • Primis Mortgage pre - tax earnings of $1.9 million versus $0.1 million in Q2 • Panacea loans and deposits up 40% and 47%, respectively, year - over - year

Core Bank – Steady & Profitable

Core Bank Balance Sheet & Earnings[1]

	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25
Net Interest Income	$20,181	$21,801	$23,105	$23,269	$22,667
Provision (recovery)	$2,277	$5,504	-$562	$7,676	$189
Non-Interest Income	$1,989	$1,816	$1,993	$2,362	$1,996
Non-Interest Expense	$14,453	$15,693	$14,109	$14,570	$13,921
Pre-Tax Pre-Provision	$7,717	$7,925	$10,990	$11,061	$10,743
Pre-Tax Income	$5,439	$2,421	$11,552	$3,385	$10,553
Taxes	$1,061	$472	$2,253	$660	$2,058
Net Income	$4,379	$1,949	$9,299	$2,725	$8,495
Pre-Tax Pre-Provision Return on Assets	1.11%	1.13%	1.59%	1.63%	1.62%
Return on Assets	0.63%	0.28%	1.37%	0.41%	1.28%
Net Interest Margin	3.18%	3.37%	3.61%	3.76%	3.70%
Efficiency Consolidated	65.68%	66.95%	56.64%	56.70%	56.87%
Overhead Ratio	1.81%	2.00%	1.76%	1.81%	1.81%

- Core Bank is 100% core funded with customers that walk in our branches or use our technology
- V1BE (proprietary branch delivery app) manages approximately 15% of our commercial checking accounts
- Launching V1BE service nationally in Q42025 (starting in Houston, TX) behind individual customers or centers-of-influence with more than $5 million in Commercial NIB.
- Extremely limited efforts on Investor CRE
- Lending focused on Residential Builders, C&I and OO CRE

(1) Core Bank results based on management reporting excluding business lines and with estimated corporate allocations and Income statement Items are stated in thousands

PRIMIS

6

7 Dollars in millions • September operating ratios on $240 million in average loans: • AT ROAA: 3.05% • Yields: 7.40% • Margin: 3.92% (with FTP funding): • Efficiency: 22% • Ending Q3 balance of $327 million with line usage improving each month • Plan to augment growth with larger top - tier lines and MSR relationships through 2026 • Low cost/NIB balances are generally 10% - 15% of total outstanding loan balances (15% of average loans in September 2025) Highly Scalable Business at 7.56% Yield in Q3 • $1 billion in commitments with 103 customers • Yields structured to be the note rate with floors to protect bank margin and fees that give the bank around 75 to 100bps over note rate $64 $115 $184 $327 Q4'24 Q1'25 Q2'25 Q3'25 Exponential Growth with Strong Risk - Adjusted Returns

Primis Mortgage

Growth Despite Rate Environment



$397
$278
$255
$189
$165
$142
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25

- Growth in Q3'25 results from:
  - Recruitment of #4 Nationwide VA lender in late Q1
  - Recruitment of #1 originator team in Nashville, TN in late Q1
  - Top 7 originators up 55% over Q2'24.
- $26 million of construction-to-perm loans funded in Q3'25
  - Limited profitability at origination but attractive rates during construction followed by wider than average GOS margin
- Recent hires have added >$500 million to annualized run-rate production
  - Applications for the month of September up 48% versus year ago period
- Anticipate exiting 2025 without any seasonal volume decrease

PRIMIS

Dollars in millions

8

9 • Deposits outstanding at Q3’25 $133 million up 19% from previous quarter • $53 million of commercial loans in held for sale at September 30, 2025 demonstrating demand for Panacea paper and providing additional balance sheet flexibility • Banking over 7,500 doctors and their practices • #1 Ranked "Bank for Doctors" on Google $90 $92 $94 $112 $133 $392 $434 $474 $505 $548 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Deposits Loans Growth in Balance Sheet Dollars in millions

10 (1) See reconciliation of Non - GAAP financial measures beginning on slide 19 • Zero pressure across the Company to: • Compete on rate on any loan offerings in any division • Up - price any deposit relationship to preserve funding levels • All lending and funding activities are accretive to our current margin • Loan and deposit scheduled maturities/repricing should add 10bps to 12bps to margin by EOY 25 • 2026 loan maturities (at current pricing) should add approximately 35 bps to margin by year end • Bank’s focus is squarely on deposit mix and continued momentum in checking through V1BE advantage Our Margin Advantages 3.15% 3.12% 3.13% 2.94% 2.83% Q3'25 Q2'25 Q1'25 Q4'24 Q3'24 Core Net Interest Margin (1)

11 Dollars in millions. • Rebuilding earning assets back slowly with growth equally from the core bank, mortgage warehouse and Panacea • Management expects this EA growth to carry the margin to 3.30% range. Then continued shifts in deposit mix and costs to be the Company’s focus. $3,710 $3,602 $3,426 $3,444 $3,762 Q3'25 Q2'25 Q1'25 Q4'24 Q3'24 Rebuilding Earning Assets with Quality and Yield

Panacea $548 16% Life Premium Finance $140 4% Consumer Program $101 3% Mortgage Warehouse $327 10% Core Bank $2,286 67% Loans by Division (Millions) 12 Loans HFS for Panacea included in Panacea total loan balances Core Bank $2,133 64% Panacea $133 4% Mortgage Warehouse $34 1% Digital $1,036 31% Deposits by Division (Millions)

Deposits

Bank Deposit Composition – Q3'25



Time Deposits
9%
Demand Deposits
15%
Savings Accounts
29%
NOW Accounts
25%
Money Market
Accounts
22%

- Approximately 15% of our commercial checking balances have our proprietary branching app
- **Even with vastly scalable lending strategies, we can grow deposits faster with zero pressure on the core bank's relationship pricing or profitability**

NIB Growth 16% YoY



$421
$439
$456
$478
$490
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25

- Core Bank benefitting from V1BE convenience for customers in our region and nationally beginning in the fourth quarter 2025
- Warehouse funding 10% - 15% of outstandings with NIB
- Panacea broadly introducing NIB and low-cost strategies to build balances

Dollars in millions

PRIMIS 13

14 (1) See reconciliation of Non - GAAP financial measures beginning on slide 19. • Control of Opex burden drives significant operating leverage as we rebuild EA levels. • Q3’25 still includes elevated expenses that are anticipated to decline in Q4’25 • $1.1 higher legal expense related to mortgage recruiting • $0.3 million higher occupancy expense • $0.4 million higher data processing (new contract terms effective for 2 out of 3 months in Q3) Improving Operating Efficiency (1) Core Opex Burden – 5 Quarters (1) Q3'25 Q2'25 Q1'25 Q4'24 Q3'24 ($ in thousands) $32,313 $31,927 $32,516 $37,841 $30,603 Reported Noninterest Expense - - ($4,754) ($3,641) ($2,576) PFH Consolidated Expenses $32,313 $31,927 $27,762 $34,200 $28,027 Noninterest Expense Excl . PFH - ($232) ($1,144) ($3,686) ($1,000) Nonrecurring ($8,214) ($8,514) ($5,569) ($6,354) ($6,436) Primis Mortgage Expenses ($2,100) ($370) $384 $115 ($439) Panacea Net Expense ($439) ($518) ($622) ($681) ($699) Consumer Program Servicing Fee $19 ($18) ($13) $6 ($96) Reserve for Unfunded Commitment ($10,734) ($9,652) ($6,964) ($10,600) ($8,670) Total Adjustments $21,579 $22,275 $20,798 $23,600 $19,357 Core Operating Expense Burden 78.1% 88.7% 92.0% 98.9% 80.1% Q3'25 Q2'25 Q1'25 Q4'24 Q3'24 Operating Efficiency Ratio

CRE - OO 15% CRE - NOO 19% C&D 3% Residential 22% C&I 29% Consumer 10% Other 2% 15 Core NCOs / Average Loans (1) Criticized & Classified Loans / Total Loans (Ex. PPP) (1) See reconciliation of Non - GAAP financial measures beginning on slide 19. 0.11% 0.05% 0.06% 0.15% 0.03% Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 3.20% 3.32% 3.09% 5.34% 4.68% Q2'24 Q3'24 Q4'24 Q1'25 Q2'25

16 • Promotional loans with full deferral have driven volatility • Higher defaults when exiting the promotional window have weighed on credit costs • Required GAAP interest recognition at promo expiration followed by large reversals at default in subsequent periods exacerbated revenue noise • Full deferral balances reaching immaterial levels • Interest recognition has normalized beginning in Q3’25 • We have built out our own collections and servicing team to aggressively drive down delinquencies and reduce charge - offs • Next phase will pursue additional recoveries on previous charge - offs (1) Total loans excludes discount balance each period. Q3'25 Q2'25 Q1'25 Q4'24 Q3'24 $109,551 $123,892 $148,265 $172,634 $175,204 Total Loans (1) $4,849 $9,662 $17,530 $39,129 $55,641 Full Deferral Promo Loans $2,996 $4,109 $8,150 $12,995 $6,935 Loans DQ2+ $10,366 $13,285 $23,769 $36,397 $19,533 ACL+Discount 346% 323% 292% 280% 282% ACL + Disc. / DQ2+ $2,398 $2,077 $5,676 $5,831 $5,152 Gross Interest Recognized ($153) ($2,037) ($2,832) ($2,512) - Interest Reversed $2,245 $40 $2,844 $3,319 $5,152 Net Interest Recognized

17 See reconciliation of Non - GAAP financial measures beginning on slide 19. Risk Based Capital TCE / TA and Leverage Ratio (1) 8.62% 8.92% 9.35% 8.74% 8.23% 8.91% 9.22% 9.66% 9.05% 8.51% 12.02% 12.43% 12.96% 12.53% 11.68% Q3'25 Q2'25 Q1'25 Q4'24 Q3'24 CET1 Tier 1 Total 7.48% 7.49% 7.82% 7.16% 7.29% 8.32% 8.34% 8.71% 7.76% 8.20% Q3'25 Q2'25 Q1'25 Q4'24 Q3'24 TCE/TA Leverage Ratio

0.49 0.88 1.00 1.04 1.06 1.08 1.16 1.22 1.44 1.50 1.61 2.91 BCBP MNSB FRST CCNE SFST MPB FRBA CFFI JMSB CARE MVBF SHBI BWFG CBAN PFIS HTB SMBK ORRF MCBS ACNB CCBG FCBC CHCO ($0.32) ($0.66) $1.01 $1.53 2023 2024 2025E 2026E 18 (1) See reconciliation of Non - GAAP financial measures beginning on slide 19. (2) Mean analyst estimates per Bloomberg. (3) Peers based on FRST proxy compensation peer group Increasing Tangible Book Value Per Share (1) • 2026 estimates are achievable and lead to attractive ROE • 41% upside to the peer group average valuation of 1.24x $11.71 $11.48 $11.40 $10.42 Q3'25 Q2'25 Q1'25 Q4'24 Continued Momentum for Earnings Growth (2) (2) Significant Upside Just to Peer Group Average (3)

Reconciliation of Non-GAAP Items

Reconciliation of Non-GAAP items:	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25
Net income (loss) attributable to Primis' common shareholders	$1,228	($23,335)	$22,636	$2,437	$6,830
Non-GAAP adjustments to Net Income:					
Branch Consolidation / Other restructuring	$0	$0	$144	$0	$0
Professional fee expense related to accounting matters and LPF sale	$1,352	$1,782	$893	$232	$0
Gains on Panacea Financial Holdings investment	$0	$0	($24,578)	($7,450)	$0
Gains on sale of closed bank branch buildings	($352)	$0	$107	$0	$0
Gain on sale of Life Premium Finance portfolio, net of broker fees	$0	($4,723)	$0	$0	$0
Consumer program fraud losses	$0	$1,904	$0	$0	$0
Income tax effect	($216)	$224	$4,370	$1,559	$0
Net income (loss) attributable to Primis' common shareholders adjusted for nonrecurring income and expenses	**$2,012**	**($24,148)**	**$3,572**	**($3,222)**	**$6,830**
Efficiency ratio	82.98%	96.36%	55.39%	73.92%	78.81%
Effect of adjustment for nonrecurring income and expenses	(2.87%)	2.54%	36.58%	14.75%	0.00%
Operating efficiency ratio	80.11%	98.90%	91.97%	88.67%	78.81%
Book value per common share	$15.41	$14.23	$15.19	$15.27	$15.51
Effect of goodwill and other intangible assets	($3.82)	($3.81)	($3.79)	($3.79)	($3.80)
Tangible book value per common share	$11.59	$10.42	$11.40	$11.48	$11.71
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.93%	3.83%	1.47%	0.80%	0.14%
Impact of third-party consumer portfolio	(0.82%)	(3.78%)	(1.41%)	(0.65%)	(0.11%)
Core net charge-offs (recoveries) as a percent of average loans (annualized)	0.11%	0.05%	0.06%	0.15%	0.03%
Total Primis common stockholders' equity	$381,022	$351,756	$375,563	$376,415	$382,153
Less goodwill and other intangible assets	($94,444)	($94,124)	($93,804)	($93,508)	($93,502)
Tangible common equity	$286,578	$257,632	$281,759	$282,907	$288,651
Common equity to assets	9.47%	9.53%	10.16%	9.72%	9.66%
Effect of goodwill and other intangible assets	(2.18%)	(2.37%)	(2.34%)	(2.23%)	(2.18%)
Tangible common equity to tangible assets	7.29%	7.16%	7.82%	7.49%	7.48%
Net interest margin	2.97%	2.90%	3.15%	2.86%	3.18%
Effect of adjustment for Consumer Portfolio	(0.17%)	0.01%	(0.02%)	0.26%	(0.03%)
Core net interest margin	2.80%	2.91%	3.13%	3.12%	3.15%

PRIMIS

19